                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            HALLMARK CAPITAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

                      [HALLMARK CAPITAL CORP. LETTERHEAD]




                                                              September 25, 1998





Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Hallmark Capital Corp. (the "Company"), the holding company for West Allis Savings Bank (the "Bank"), which will be held on Thursday, October 29, 1998, at 7:00 p.m., Milwaukee, Wisconsin time, at the Pettit National Ice Center, Hall of Fame Room, 500 South 84th Street, West Allis, Wisconsin 53214.

     The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the Annual Meeting. The Company's Form 10-K Annual Report for the fiscal year ended June 30, 1998 also is included in this 1998 Annual Report. Directors and officers of the Company, as well as representatives of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have.

     The vote of every shareholder is important to us. Please sign and return the enclosed appointment of proxy form ("Proxy") promptly in the postage-paid envelope provided, regardless of whether you are able to attend the Annual Meeting in person. If you attend the Annual Meeting, you may vote in person even if you have already mailed your Proxy.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your continued support.



                                           Sincerely yours,




                                           /s/ James D. Smessaert
                                           --------------------------------
                                           James D. Smessaert
                                           President and Chief Executive
                                                Officer

                      [HALLMARK CAPITAL CORP. LETTERHEAD]

                    ________________________________________
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 29, 1998
                    ________________________________________

TO THE HOLDERS OF COMMON STOCK OF HALLMARK CAPITAL CORP.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Hallmark Capital Corp. (the "Company") will be held on Thursday, October 29, 1998, at 7:00 p.m., Milwaukee, Wisconsin time, at the Pettit National Ice Center, Hall of Fame Room, 500 South 84th Street, West Allis, Wisconsin 53214.

     The Annual Meeting is for the purpose of considering and voting upon the following matters, all of which are set forth more completely in the accompanying Proxy Statement:

1. The election of three directors for a three-year term, and until their successors are elected and qualified;

2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending June 30, 1999; and

3. Such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other such business.

     The Board of Directors has established September 11, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

                                           BY ORDER OF THE BOARD OF DIRECTORS,


                                           /s/ Peter A. Gilbert
                                           -----------------------------------
West Allis, Wisconsin                      Peter A. Gilbert
September 25, 1998                         Executive Vice President and
                                           Corporate Secretary



YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM PROMPTLY IN THE ENVELOPE PROVIDED.

                      [HALLMARK CAPITAL CORP. LETTERHEAD]


                              __________________
                                PROXY STATEMENT
                              __________________


                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 29, 1998
                         ______________________________


     This Proxy Statement is being furnished to holders of common stock, $1.00 par value per share (the "Common Stock") of Hallmark Capital Corp. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, October 29, 1998, at 7:00 p.m., Wisconsin time, at the Pettit National Ice Center, 500 South 84th Street, West Allis, Wisconsin and at any adjournments or postponements thereof.

     The Company's 1998 Annual Report to Shareholders which includes the Company's Form 10-K Annual Report, including the Company's consolidated financial statements for the fiscal year ended June 30, 1998, accompany this Proxy Statement and appointment of proxy form (the "Proxy"), which are first being mailed to shareholders on or about September 25, 1998.

     Only shareholders of record as of the close of business on September 11, 1998 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 2,938,608 shares of Common Stock outstanding and entitled to vote, and the Company had no other class of securities outstanding.

     The presence, in person or by Proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. As to the election of directors, the Proxy being provided by the Board of Directors enables a director to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Under the Wisconsin Business Corporation Law, directors are elected by a plurality of the votes cast with a quorum present and shareholders do not have the right to cumulate their votes for the election of directors unless the articles of incorporation provide otherwise. The Company's Articles of Incorporation do not provide cumulative voting rights for the election of directors. The affirmative vote of a majority of the total votes cast in person or by proxy is necessary to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending June 30, 1999.

     Abstentions are included in the determination of shares present and voting for purposes of whether a quorum exists, while broker non-votes are not. Because of the required votes, abstentions will have the same effect as a vote against the proposal to ratify the appointment of the Company's independent auditors, but will not be counted as votes cast for the election of directors and thus, will have no effect on the voting for the election of directors. Under the rules of the New York Stock Exchange, all of the proposals for consideration at the Annual

Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions. Therefore, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes." In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

     As provided in the Company's Articles of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "10% Limit") are not entitled to any vote in respect of the shares held in excess of the 10% Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as such persons acting in concert with, such person or entity. However, no director or officer of the Company shall be deemed to beneficially own any Common Stock beneficially owned by any other director or officer, solely by reason of any or all of such directors or officers acting in their capacities as such. The Company's Articles of Incorporation authorize the Board (i) to make all determinations necessary to implement and apply the 10% Limit, including determining whatever persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the 10% Limit supply information to the Company to enable the Board to implement and apply the 10% Limit. The provisions of the Company's Articles of Incorporation relating to the 10% Limit do not apply to an acquisition of more than 10% of the shares of Common Stock if such acquisition has been approved by a majority of disinterested directors; provided such approval shall be effective only if obtained at a meeting where a quorum of disinterested directors is present.

     Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are given, signed proxies will be voted FOR the election of each of the nominees for director named in this Proxy Statement and FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending June 30, 1999. In the event other matters properly come before the Annual Meeting or any adjournments or postponements thereof, including, without limitation, a motion to adjourn the Annual Meeting in order to permit further solicitation of proxies by the Company, the proxies will be entitled to vote as they, in their discretion, deem appropriate. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

     Any shareholder giving a Proxy has the power to revoke it any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Peter A. Gilbert, Corporate Secretary, Hallmark Capital Corp., 7401 West Greenfield Avenue, West Allis, Wisconsin 53214); (ii) submitting a duly executed Proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

     The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Company. The Company has retained Morrow & Company, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. Morrow & Company, Inc. will be paid a fee of $4,250, plus reimbursement for out-of-pocket expenses. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mails by directors, officers and regular employees of the Company and West Allis Savings Bank (the "Bank"), without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record by the beneficial owners of such shares. The Company will reimburse such holders for their reasonable out-of-pocket expenses.

     Proxies solicited hereby will be referred to the Board of Directors, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or a director of, the Company or any of its affiliates.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of shares of Common Stock as of August 31, 1998 (except as noted otherwise below) by (i) each shareholder known to the Company to beneficially own more than 5% of the shares of Common Stock outstanding, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "SEC") in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) each director of the Company, (iii) each director nominee of the Company; (iv) the executive officers of the Company appearing in the Summary Compensation Table below, and (v) all directors and executive officers as a group. Members of the Board of Directors of the Company also serve as directors of the Bank.


                                                 NUMBER OF SHARES
                                                   BENEFICIALLY
         NAME                                        OWNED (1)       PERCENT OF CLASS
-------------------------------------------      ----------------    ----------------
   Financial Institution Partners, L.P./ Hovde
   Capital, Inc. (5) .........................        284,000              9.66%
   West Allis Savings Bank Employee Stock
   Ownership Trust (6) .......................        133,624              4.55
   James D. Smessaert (2)(3)(4) ..............        222,049              7.27
   Floyd D. Brink (2)(3) .....................         66,982              2.26
   Reginald M. Hislop, III ...................            600                 *
   Charles E. Rickheim (2)(3) ................         78,215              2.64
   Donald A. Zellmer .........................          3,000                 *
   Peter A. Gilbert (3) ......................         78,808              2.66
   All directors and executive officers
   as a group (9 persons) (2)(3)(4) ..........        562,578             17.60%

   ____________________

* Amount represents less than 1.0% of the total shares of Common Stock outstanding.
(1) Unless otherwise indicated, includes shares of Common Stock held directly by the individuals as well as by members of such individuals' immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting power and/or investment power. Fractional shares of Common Stock held by certain executive officers under the West Allis Savings Bank Employee Stock Ownership Plan (the "ESOP") have been rounded to the nearest whole share.
(2) Includes shares of Common Stock which the named individuals and certain executive officers have the right to acquire within 60 days of the Voting Record Date pursuant to the exercise of stock options: Mr. Smessaert - 116,686 shares and Mr. Gilbert - 22,000 shares.
(3) Includes shares of Common Stock awarded to certain executive officers and directors under the West Allis Savings Bank Management Recognition and Retention Plan (the "MRP"). Recipients of awards under the MRP may direct voting prior to vesting.
(4) Includes shares of Common Stock allocated to certain executive officers under the ESOP, of which approximately 11,904 shares were allocated to Mr. Smessaert.
(5) Based upon Amendment No. 1 to a Schedule 13D, dated November 7, 1996, filed with the Company pursuant to the Exchange Act by Financial Institution Partners, L. P. and Hovde Capital, Inc., reporting the beneficial ownership of shares are where they have shared voting and dispositive power. Hovde Capital, Inc. is the general partner of Financial Institution Partners, L.P. and their business office is located at 1110 Lake Cook Road, Suite 165, Buffalo Grove, IL 60089.
(6) U.S. Bancorp. (the "Trustee") is the trustee for the ESOP. The Trustee's address is 601 2nd Avenue South, Minneapolis, Minnesota 55402-4302.

                  MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

                                   MATTER 1.
                             ELECTION OF DIRECTORS

     Pursuant to the Articles of Incorporation of the Company, at the first annual meeting of shareholders of the Company held on October 28, 1994, directors of the Company were divided into three classes as equal in number as possible. Directors of the first class were elected to hold office for a term expiring at the first succeeding annual meeting, directors of the second class were elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class were elected to hold office for a term expiring at the third succeeding annual meeting, and in each case until their successors are elected and qualified. At each subsequent annual meeting of shareholders, one class of directors, or approximately one-third of the total number of directors, are to be elected for a term of three years. There are no family relationships among the directors and/or executive officers of the Company. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

     Unless otherwise directed, each Proxy executed and returned by a shareholder will be voted FOR the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

     The following tables present information concerning the nominees for director and continuing directors. All of the proposed nominees currently serve as directors of the Bank. Peter A. Gilbert and Reginald M. Hislop, III have served as directors of the Company since August 1995. Charles E. Rickheim has served as a director of the Company since the Company's formation in June 1993. On September 1, 1998, Martin Hedrich, Jr. was appointed by the Board of Directors to serve as a director of the Company to fill the vacancy on the Company board created by the retirement of Floyd D. Brink effective at the Annual Meeting. Mr. Hedrich's term will expire when Mr. Brink's term would have expired in 1999. Mr. Brink, age 72, has been a director of the Bank since 1969, and is a retired President and owner of West Allis Heating, Inc.



                                             POSITION WITH THE COMPANY        DIRECTOR
                                             AND PRINCIPAL OCCUPATION       OF THE BANK
NAME                          AGE            DURING THE PAST FIVE YEARS        SINCE
----                   ------------------    --------------------------  ------------------

                NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS EXPIRING IN 2001


Peter A. Gilbert              50             Director of the Company            1995
                                             and the Bank; Executive
                                             Vice President, Chief
                                             Operating Officer and
                                             Corporate Secretary of
                                             the Bank and Executive
                                             Vice President and
                                             Corporate Secretary of
                                             the Company.  Prior to
                                             joining the Bank in
                                             December 1995, Mr.
                                             Gilbert was President and
                                             CEO of Valley Real Estate
                                             Services Corp., a
                                             mortgage banking
                                             subsidiary of Valley
                                             Bancorporation located in
                                             Sheboygan, Wisconsin,
                                             from 1992 to 1994.

Reginald M. Hislop, III       38             Director of the Company            1995
                                             and the Bank; President
                                             and Chief Executive
                                             Officer of The Village at
                                             Manor Park, Inc., a
                                             diversified organization
                                             which provides long-term
                                             care and specialized
                                             health care services to
                                             senior adults, located in
                                             West Allis, Wisconsin.

                                             POSITION WITH THE COMPANY        DIRECTOR
                                             AND PRINCIPAL OCCUPATION       OF THE BANK
NAME                            AGE          DURING THE PAST FIVE YEARS        SINCE
----                     ------------------  --------------------------  ------------------

          NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS EXPIRING IN 2001 (CONTINUED)

Charles E. Rickheim              57            Director of the Company          1982
                                               and the Bank; Owner and
                                               manager of residential
                                               real estate located in
                                               the State of Wisconsin.

               INFORMATION WITH RESPECT TO  CONTINUING DIRECTORS

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999



Martin Hedrich, Jr.              56            Director of the                     -
                                               Company and the
                                               Bank; President and
                                               owner of Monopanel
                                               Technologies, Inc.,
                                               a manufacturer of
                                               switches used in
                                               appliance,
                                               instrument,
                                               computer and
                                               medical markets,
                                               located in West
                                               Allis, Wisconsin.

Donald A. Zellmer                64            Director of the                  1996
                                               Company and the
                                               Bank; President and
                                               owner of Ridgeview
                                               Farms, Inc.;
                                               Retired Partner of
                                               Ernst & Young LLP,
                                               Milwaukee Office.


                      DIRECTOR WHOSE TERM EXPIRES IN 2000



James D. Smessaert               60            President, Chief                 1984
                                               Executive Officer
                                               and Chairman of the
                                               Board for the
                                               Company and the
                                               Bank.

     THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST IS REQUIRED FOR THE ELECTION OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXIES SOLICITED HEREBY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE ABOVE-DESCRIBED NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

                                   MATTER 2.
                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Company's independent auditors for the fiscal year ended June 30, 1998 were KPMG Peat Marwick LLP. The Board of Directors of the Company has reappointed KPMG Peat Marwick LLP to perform the audit of the Company's financial statements for the fiscal year ending June 30, 1999. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company's shareholders.

     UNLESS MARKED TO THE CONTRARY, THE SHARES OF COMMON STOCK REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP, AS THE INDEPENDENT AUDITORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Company was organized on June 29, 1993. Regular meetings of the Board of Directors of the Company generally are held on a quarterly basis. During the fiscal year ended June 30, 1998, the Board of Directors of the Company held four regular meetings. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held and the total number of committee meetings on which such director served during the fiscal year ended June 30, 1998.

     The Board of Directors of the Company has a standing Audit Committee and Compensation Committee. The Audit Committee consists of Messrs. Donald A. Zellmer (Chairman), Floyd D. Brink and Reginald M. Hislop, III. The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent public accountants and will review with the independent public accountants the Company's management policies and procedures with respect to auditing and accounting controls. The Audit Committee also will review and evaluate the independence of the Company's accountants, and recommend to the Board the engagement, continuation or discharge of the Company's accountants. In addition, the Audit Committee will direct the activities of the Bank's internal audit. The Company's Audit Committee met once during the fiscal year ended June 30, 1998.

     The Board of Directors of the Bank has established a Compensation Committee consisting of three directors, Messrs. Charles E. Rickheim (Chairman), Floyd D. Brink and Reginald M. Hislop, III who are neither officers nor employees of the Company or the Bank ("Outside Directors"). During the fiscal year ended June 30, 1998, the Company did not pay separate compensation to its executive officers. The Compensation Committee of the Company met in August and November of 1997 and in June of 1998 to review and approve the compensation decisions made by the Compensation Committee of the Bank and to issue the Joint Compensation Committee Report which appears in this Proxy Statement.

     The Company's Nominating Committee, consisting of Jerome A. Weitzer (Chairman), Reginald M. Hislop, III and Floyd D. Brink, met on July 22, 1997 to consider and select nominees for director to stand for election at the Annual Meeting. The Company's By-laws allow for shareholder nominations of directors and require such nominations be made pursuant to timely notice in writing to the Secretary of the Company. See "Shareholder Proposals for the 1999 Annual Meeting."

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     During the fiscal year ended June 30, 1998, the Company did not pay separate compensation to its officers. Separate compensation will not be paid to officers of the Company until such time as the officers of the Company devote significant time to separate management of Company affairs, which is not expected to occur until the Company becomes actively involved in additional business beyond the Bank. The following table summarizes the total compensation paid by the Bank to its Chief Executive Officer during the Bank's fiscal years ended June 30, 1996, 1997 and 1998, and to the Bank's Chief Operating Officer who is the next highest paid officer whose compensation, based on salary and bonus, exceeded $100,000 during the Company's fiscal years ended June 30, 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE



                                              ANNUAL         LONG-TERM
                                         COMPENSATION(1)    COMPENSATION
                                        ------------------  ------------
                                                                      NUMBER
                                                                    OF SHARES
                                                                    SUBJECT TO       ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY    BONUS(2)   OPTIONS(3)    COMPENSATION(4)
--------------------------------      ----    --------   --------  ------------   ---------------

James D. Smessaert .............      1998    $158,235   $76,066       6,000          $36,683
 President and Chief Executive .      1997     150,700    35,704       6,000           28,600
 Officer and Director of the ...      1996     116,000    25,984       6,000           25,065
 Company and the Bank

Peter A. Gilbert ...............      1998    $126,263   $53,109       4,000          $36,683
 Executive Vice President & ....      1997     120,250    24,981       4,000           27,403
 Corporate Secretary of the ....      1996      93,000    18,228       4,000               --
 Company, Executive Vice
 President/Chief Operating
 Officer and Corporate Secretary
 of the Company and the Bank

(1) Perquisites provided to Messrs. Smessaert and Gilbert by the Company did not exceed the lesser of $50,000 or 10% of total annual salary and bonus during the fiscal years indicated and accordingly, are not included.

(2) Bonuses paid to Messrs. Smessaert and Gilbert in fiscal 1996,1997 and 1998 were based upon the terms set forth under the West Allis Savings Bank Annual Incentive Plan (the "Incentive Plan"). See "Annual Incentive Plan."

(3) Amounts shown in this column represent the total number of shares of Common Stock subject to options granted (both vested and unvested) under the Hallmark Capital Corp. 1993 Incentive Stock Option Plan, as amended (the "Incentive Stock Option Plan"). The options awarded are subject to a vesting schedule under the Incentive Stock Option Plan and are exercisable as follows: (i) Mr. Smessaert: 1,200 (8/1/96); 1,200 (7/12/97); 1,200
     (8/1/97); 1,200 (7/12/98); 1,200 (8/1/98);  1,200 (6/26/99); 1,200
     (7/12/99); 1,200 (8/1/99); 1,200 (6/26/00); 1,200 (7/12/00); 1,200
     (8/1/00); 1,200 (6/26/01); 1,200 (7/12/01); 1,200 (6/26/02) and 1,200
     (6/26/03); and (ii) Mr. Gilbert: 800 (8/1/96); 800 (7/12/97); 800 (8/1/97);
     800 (7/12/98); 800 (8/1/98); 800 (6/26/99); 800 (7/12/99); 800 (8/1/99);
     800 (6/26/00); 800 (7/12/00); 800 (8/1/00); 800 (6/26/01); 800 (7/12/01);
     800 (6/26/02) and 800 (6/26/03). Pursuant to the terms of the plan under which the options were granted, the number of shares subject to outstanding option grants were adjusted in fiscal 1998 to reflect the Company's 2-for-1 stock split in November 1997, and the number of shares subject to option grants indicated in the table for the fiscal years 1996 and 1997 have been adjusted to reflect the stock split.

(4) Amounts shown in this column represent the Bank's contributions on behalf of Mr. Smessaert under the ESOP for the fiscal years ended June 30, 1996, 1997 and 1998; and on behalf of Mr. Gilbert for the fiscal year ended June 30, 1997 and 1998.

EMPLOYMENT AGREEMENTS

     In connection with the conversion of the Bank from a state-chartered mutual savings bank to a state-chartered stock savings bank (the "Conversion"), the Bank entered into a three-year employment agreement with Mr. Smessaert, President and Chief Executive Officer of the Bank, and on December 31, 1994, the Bank entered into a three-year employment agreement with Mr. Peter A. Gilbert, Executive Vice President/Chief Operating Officer and Corporate Secretary of the Bank. The terms of each of their employment agreements may be restored to three years by action of the Bank's Board of Directors, subject to the Board's annual performance evaluation. The employment agreements are intended to ensure that the Bank maintains stable and competent management.

     Under the employment agreements, the current base salaries for Messrs. Smessaert and Gilbert are $158,235 and $126,263, respectively. The base salaries may be increased by the Bank's Board of Directors, but may not be reduced except as part of a general pro rata reduction in compensation for all executive officers. In addition to base salary, the employment agreements provide for payments from other Bank incentive compensation plans, and provide for other benefits, including participation in any group health, life, disability, or similar insurance program and in any pension, profit-sharing, employee stock ownership plan, deferred compensation, 401(k) or other retirement plans maintained by the Bank. The employment agreements also provide for participation in any stock-based incentive programs made available to executive officers of the Bank. The employment agreements may be terminated by the Bank upon death, disability, retirement, or for cause at any time, or in certain events specified by the regulations of the Wisconsin Department of Financial Institutions, Division of Savings and Loan. If the Bank terminates the employment agreements for any reasons other than due to death, disability, retirement or for cause, Messrs. Smessaert and Gilbert are entitled to a severance payment equal to one year's base salary (based on the highest base salary within the three years preceding the date of termination) together with other compensation and benefits in which they were vested at the termination date.

     The employment agreements provide for severance payments if Mr. Smessaert's or Mr. Gilbert's employment terminates following a change in control. Under the employment agreements, a "Change in Control" is generally defined to include any change in control required to be reported under the federal securities laws as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities, or (ii) a change in a majority of the directors of the Company during any two-year period without approval of at least two-thirds of the persons who were directors at the beginning of such period. Within the greater of twelve months or the remaining employment term at the effective date of any Change in Control, Messrs. Smessaert and Gilbert have the option of receiving as severance: (i) the amount payable if the Bank terminated employment for reasons other than death, disability, retirement or for cause; or
(ii) an amount equal to the salary payments for the then-remaining employment term (which at the executive's election may be payable in one lump sum). In either case, Messrs. Smessaert and Gilbert are entitled to all qualified retirement and other benefits in which they were vested. If the severance benefits payable following a Change in Control would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code, and the present value of such "parachute payments" equals or exceeds three times their average annualized includable income for the five calendar years preceding the year in which a Change in Control occurred, the severance benefits will be reduced to an amount equal to the present value of 2.99 times the average annual compensation paid to Messrs. Smessaert and Gilbert during the five years immediately preceding such Change in Control.

EXECUTIVE EMPLOYEE SALARY CONTINUATION AGREEMENT

     In August 1992, the Bank and Mr. Smessaert entered into an Executive Employee Salary Continuation Agreement (the "Continuation Agreement"). Pursuant to the Continuation Agreement, the Bank agreed to pay Mr. Smessaert an annual benefit of $50,000 upon his retirement at age 65. In the event Mr. Smessaert retires between the ages of 60 and 65, the Continuation Agreement provides for a reduced annual benefit until attainment of age 65. The Continuation Agreement provides that in the event of Mr. Smessaert's death, either while employed at the Bank or after his retirement, the Bank will pay his designated beneficiary approximately $650,000 payable in equal monthly installments over a 13-year period. The Continuation Agreement does not provide for payments upon voluntary termination of employment, discharge for cause or termination of employment upon disability (prior to age 60). However, notwithstanding Mr. Smessaert's termination of employment due to disability, the Continuation Agreement provides that if Mr. Smessaert's disability continues to or occurs after attainment of age 60, Mr. Smessaert may elect to receive reduced annual benefits until reaching the age of 65 with eligibility for full benefits under the Continuation Agreement thereafter.

     The Continuation Agreement provides for payment of $50,000 per year for three years in equal monthly installments upon Mr. Smessaert's involuntary termination of employment or termination of his employment following a change in control. "Involuntary termination of employment" is defined as Mr. Smessaert's cessation of employment due to the Bank's significantly lessening either his title, duties, responsibilities, compensation or altering his situs of employment, without his consent. Mr. Smessaert's compensation shall be deemed to be significantly lessened if any employment reduction is imposed except as part of an overall employment reduction applied proportionately to all of the Bank's management employees or if Mr. Smessaert fails to receive periodic compensation increases substantially proportionate to and coincident with the increases granted to other executive officers. "Change in control" is defined as set forth in Section 280G(b)(2) of the Internal Revenue Code. In October 1991, the Bank purchased two single-premium annuity policies on the life of Mr. Smessaert designating the Bank as beneficiary to fund the Bank's anticipated obligations under the Continuation Agreement.

ANNUAL INCENTIVE PLAN

     In August 1995, the Board of Directors of the Bank adopted the West Allis Savings Bank Annual Incentive Plan (the "Incentive Plan") which was effective for the fiscal year ending June 30, 1998. The Incentive Plan is designed to provide annual incentive opportunity targets that are consistent with the Bank's executive compensation philosophy and current competitive median market compensation practices. Under the Incentive Plan, the Chief Executive Officer, Executive Vice President/Chief Operating Officer and Senior Vice Presidents of the Bank earn incentive compensation if the Company achieves targets set by the Compensation Committee on an annual basis for net income of the Company. The amount of incentive compensation earned will be a percentage of each officer's base salary and will be dependent upon whether the Company achieves threshold, target and maximum levels of net income. The threshold, target and maximum net income levels and the corresponding percentages of base salary applicable to computation of incentive compensation will be established at the beginning of each fiscal year by the Compensation Committee of the Company. If the financial performance of the Company is such that the threshold net income level is not achieved, no incentive compensation will be earned. For fiscal 1998, if the threshold level set for net income is achieved, the Incentive Plan provides for incentive payments as follows: (i) 20.0% of the Chief Executive Officer's base salary; (ii) 17.50% of the Executive Vice President/Chief Operating Officer's base salary; and (iii) 12.50% of the Senior Vice Presidents' base salaries. If the target level set for net income is achieved, the Incentive Plan provides for incentive payments as follows: (i) 40.0% of the Chief Executive Officer's base salary; (ii) 35.0% of the Executive Vice President/Chief Operating Officer's base salary; and (iii) 25.0% of the Senior Vice Presidents' base salaries. If the maximum level set for net income is achieved, the Incentive Plan provides for incentive payments as follows: (i) 60.0% of the Chief Executive Officer's base salary; (ii) 52.50% of the Executive Vice President/Chief Operating Officer's base salary; and (iii) 37.50% of the Senior Vice Presidents' base salaries. Incentive payments for achievement of net income at levels within the range set by the threshold, target and maximum levels will be based upon interpolated percentages. Incentive compensation will not exceed the percentages of base salary set for the maximum net income level if the Company's net income exceeds the maximum net income level. The Incentive Plan is administered by the Compensation Committee of Board of Directors of the Bank. Prior to the payment of incentive compensation, the Compensation Committee of the Board of Directors will certify that the net income levels were achieved.

INCENTIVE STOCK OPTION PLAN

     In connection with the Conversion, the Board of Directors of the Company adopted the Incentive Stock Option Plan. All officers and employees of the Company and its subsidiaries are eligible to participate in the Incentive Stock Option Plan. At June 30, 1998, the Company and its subsidiaries had 81 eligible officers and employees. The Incentive Stock Option Plan authorizes the grant of
(i) options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code ("Incentive Stock Options"), (ii) options that do not so qualify ("Non-Statutory Options"), and
(iii) options which are exercisable only upon a change in control of the Company or the Bank ("Limited Rights"). Options for a total of 369,920 shares of Common Stock were made available for granting to eligible participants under the Incentive Stock Option Plan, and options to purchase 72,362 shares of Common Stock remained available for future grant at June 30, 1998. Pursuant to the terms of the Incentive Stock Option Plan, the number of shares subject to outstanding option grants and the remaining plan share reserve under such plan was adjusted in fiscal 1998 to reflect the Company's 2-for-1 stock split in November 1997.

     The following table sets forth certain information concerning individual grants of stock options under the Incentive Stock Option Plan to the named executive officers of the Company during the fiscal year ended June 30, 1998.


                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
_______________________________________________________________________________

                                           % OF TOTAL
                                             OPTIONS      PER SHARE
                                            GRANTED TO    EXERCISE                 GRANT DATE
                               OPTIONS     EMPLOYEES IN    PRICE      EXPIRATION    PRESENT
NAME                          GRANTED(1)  FISCAL YEAR(1)   ($/SH)        DATE       VALUE(2)
---------------------         ----------  --------------  ---------   ----------   ----------
James D. Smessaert ..           6,000          37.5%        $14.63      06/26/08     $10,860
Peter A. Gilbert ....           4,000          25.0%         14.63      06/26/08       7,240




(1) The options granted are subject to a vesting schedule under the Incentive Stock Option Plan and are exercisable as follows: (i) James D. Smessaert:
     1,200 - (6/26/99); 1,200  - (6/26/00); 1,200 - (6/26/01); 1,200 -
     (6/26/02); and 1,200 - (6/26/03); and (ii) Peter A. Gilbert:  800 -
     (6/26/99); 800 - (6/26/00); 800 - (6/26/01); 800 - (6/26/02); and 800 -
     (6/26/03). Options to purchase 16,000 shares of Common Stock were granted to eligible participants under the Incentive Stock Option Plan during the fiscal year ended June 30, 1998.

(2) Based upon the Black-Scholes option pricing model, adopted for use in valuing stock options, based upon the following variable assumptions: (i) a ten year option term; (ii) a volatility statistic of 32.7%; (iii) a dividend yield of 8.9% representing the current return on equity of the Company; and (iv) a risk-free rate of return of 5.6% representing the interest rate on a U.S. Treasury security with a ten year maturity on the date of grant. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.

     The following table sets forth certain information concerning the exercise of stock options granted under the Incentive Stock Option Plan by the named executive officers during the fiscal year ended June 30, 1998, and the value of their unexercised stock options at June 30, 1998.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                  NUMBER OF                     VALUE OF
                                                                 UNEXERCISED                  UNEXERCISED
                                                                   OPTIONS                    IN-THE-MONEY
                          NUMBER OF                                  AT                       OPTIONS AT
                           SHARES                              FISCAL YEAR END              FISCAL YEAR END (1)
                          ACQUIRED           VALUE       ----------------------------   ----------------------------
NAME                     ON EXERCISE        REALIZED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
-----                    --------------   ------------   ----------------------------   ----------------------------
James D. Smessaert ..          0               $0           116,686        12,000        $1,147,048       $40,032

Peter A. Gilbert ....          0                0            22,000        20,000           179,792       128,688

----------------

(1) The value of Unexercised In-the-Money Options is based upon the difference between the fair market value of the securities underlying the options ($14.00) at June 30, 1998 and the exercise price of the options (Mr. Smessaert - 110,686 shares at $4.00; 6,000 shares at $7.25; 6,000 shares at $7.38; and Mr. Gilbert - 30,000 shares at $5.50; 4,000 shares at $7.25;
     4,000 shares at $7.38). Pursuant to the terms of the plan under which the options were granted, the number of shares subject to outstanding option grants and the exercise price of the options were adjusted in fiscal 1998 to reflect the Company's 2-for-1 stock split in November 1997.

DIRECTORS' COMPENSATION

 BOARD FEES

     The Board of Directors of the Company meets at least quarterly and received $250 for each regular or special Board meeting attended during the fiscal year ended June 30, 1998. For the fiscal year ended June 30, 1998, each member of the Board of Directors of the Bank received a $1,300 monthly meeting fee.

 DIRECTORS' EMERITUS PROGRAM

     On July 20, 1994, the Bank adopted a Directors' Emeritus Program (the "Emeritus Program") which provides for an annual payment equal to 50% of the annual retainer fee paid to eligible directors. Under the Emeritus Program, an eligible director is defined as a director whose service as a director terminates on or after the director has attained age 70. The mandatory
retirement age for directors of the Bank is 70.   For eligible directors who
attained age 70 on or prior to July 1, 1996, the annual payments shall continue until the eligible director's death. For eligible directors who did not attain age 70 on or prior to July 1, 1996, the annual payments shall continue until the earlier of: (i) the eligible director's death; or (ii) five years from the date the eligible director's board service shall have terminated.

     In addition, each eligible director who attained age 70 on or prior to July 1, 1996 receives health insurance (single and family coverage) under the health plan maintained by the Bank until the eligible director's death. Eligible directors who did not attain age 70 on or prior to July 1, 1996 are not entitled to health insurance benefits under the Emeritus Program.

     In the event of a Change in Control (as defined in the Emeritus Program) of the Bank, or a merger or other business combination involving the Bank in which the Bank is not the resulting entity, the rights and obligations of the Bank under the Emeritus Program shall become the rights and obligations of the successor or acquiring entity.

 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     In connection with the Conversion, the Board of Directors of the Company adopted the Hallmark Capital Corp. 1993 Stock Option Plan for Outside Directors of the Company and the Bank (the "Directors' Plan"). Options to purchase 153,980 shares of Common Stock were made available for granting to Outside Directors under the Directors' Plan, and options to purchase 29,300 shares of Common Stock remained available for future grant at June 30, 1998. All options granted under the Directors' Plan expire upon the earlier of ten years following the date the option was granted or one year following the date the optionee ceases to be a director. During the fiscal year ended June 30, 1998, the Outside Directors, Messers. Donald A. Zellmer and Reginald M. Hislop III, were granted options to purchase 6,000 and 8,000 shares of Common Stock, respectively, at $14.63 per share, with such options vesting over a five-year period commencing June 26, 1998.


                         COMPENSATION COMMITTEE REPORT

The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under the Securities Act or Exchange Act.

 COMPENSATION COMMITTEE

     I.  ROLE OF THE COMPENSATION COMMITTEE

     The Compensation Committee of Board of Directors of the Company and the Bank consists of the Outside Directors, Messrs. Charles E. Rickheim (Chairman), Floyd D. Brink and Reginald M. Hislop, III. During the fiscal year ended June 30, 1998, the Company did not pay separate compensation to its executive officers. In August and November 1997 and June 1998, the Compensation Committee of the Company met to review and approve compensation decisions made by the Compensation Committee of the Bank and to issue this Joint Compensation Committee Report. All executive officer compensation was paid by the Bank and compensation policies were determined by the Compensation Committee of the Bank. The term "Compensation Committee" in this report refers to the Compensation Committee of the Company and the Bank.

     II.  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed entirely of independent Outside Directors who are not former officers or employees of the Company or any of its subsidiaries. There are no interlocks, as defined under the rules and regulations of the SEC, between the Compensation Committee and corporate affiliates of members of the Compensation Committee.

     III. COMPENSATION COMMITTEE REPORT

     Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company's Chief Executive Officer and certain other executive officers of the Company. The rules require compensation disclosure in the form of tables and a report of the Compensation Committee which explains the rationale and considerations that led to fundamental compensation decisions affecting such individuals. The Compensation Committee has prepared the following report, at the direction and approval of the Board of Directors of the Company, for inclusion in this Proxy Statement.

     EXECUTIVE COMPENSATION PHILOSOPHY

     The primary objective of the Company's executive compensation policy is to attract and retain highly skilled and motivated executive officers who will manage the Company and the Bank in a manner to promote growth and profitability. In recommending and establishing levels of executive compensation, it is the policy of the Compensation Committee to consider the following factors: (i) the individual performance of the executive;

(ii) the executive's contribution to achievement of the strategic business plan of the Company and the Bank; (iii) the executive's experience and responsibility level during the present period and anticipated responsibilities during the following fiscal year; and (iv) compensation levels for executives of comparable financial institutions. The executive compensation program consists of three elements: base salary and incentive compensation, long-term incentive compensation and retirement and other benefits.

     BASE SALARY AND INCENTIVE COMPENSATION

     Base salary levels are designed to be competitive with cash compensation levels paid to similar executives at financial institutions of similar size, giving due consideration to the competitive market in which the Company and the Bank operate. Prior to the Conversion, the Bank reviewed executive salary studies and surveys prepared by an independent consultant to obtain compensation data of comparable financial institutions and determined base salary levels for executive officers to be effective upon consummation of the Conversion. The peer group used in the compensation analysis consisted of a different set of institutions than those which comprise the peer group index (SNL Thrift Index) utilized in the Stock Performance Graph below. The salary levels were designed to reflect the increased responsibilities associated with being executive officers of a public company. Base salaries are subject to review and adjustment by the Compensation Committee each year. In fiscal 1998, the average increase in base salary for executive officers was 5.00%.

     In connection with the Conversion, the Bank established the West Allis Savings Bank Employee Stock Ownership Plan (the "ESOP") (discussed further herein) in which all officers and employees of the Company and its subsidiaries participate. In order to fund the ESOP, in fiscal 1994, the Bank eliminated a Management Incentive Compensation Program which was in effect prior to the Conversion pursuant to which executive officers of the Bank earned short-term cash incentive compensation. In August 1995, the Board of Directors of the Bank adopted the West Allis Savings Bank Annual Incentive Plan ("Incentive Plan") which was effective for the fiscal year ending June 30, 1998. The Incentive Plan is intended to replace the former Management Incentive Corporation Program of the Bank and is intended to accomplish the following objections: (i) reward key individuals for achieving pre-established financial and non-financial goals that support the Company's and Bank's annual business objectives; (ii) encourage and reinforce effective teamwork and individual contributions toward Company and Bank goals; and (iii) provide an incentive opportunity that will enable the Company and the Bank to attract, motivate and retain outstanding executives.

     For fiscal 1998, the Company achieved a net income level that exceeded the target level of net income established by the Board under the Incentive Plan. Therefore, incentive compensation paid to executive officers for fiscal 1998 was based upon interpolated percentages of their base salaries established under the Incentive Plan for achievement of net income in the range between the target and maximum net income levels. For a further discussion of the Incentive Plan, see "Compensation of Executive Officers and Directors - Annual Incentive Plan."

     LONG-TERM INCENTIVE COMPENSATION

     In fiscal 1994, executive officers of the Company and the Bank were awarded restricted stock under the West Allis Savings Bank Management Recognition and Retention Plan ("MRP") and stock options under the Incentive Stock Option Plan in connection with the Conversion. The Bank established the MRP and the Incentive Stock Option Plan as a method of providing officers and employees of the Bank with a proprietary interest in the Company and to encourage such persons to remain with the Bank. All officers and employees of the Company are eligible to participate in the MRP and the Incentive Stock Option Plan. The restricted stock and option awards are designed to align the financial interests of the Company's executive officers more closely with the Company's shareholders. During fiscal 1998, non-qualifying stock options to purchase 16,000 shares of Common Stock were awarded to senior executive officers of the Company and the Bank.

     RETIREMENT AND OTHER BENEFITS

     In August 1992, the Bank and Mr. Smessaert entered into an Executive Employee Salary Continuation Agreement (the "Continuation Agreement") which provides for certain cash payments upon Mr. Smessaert's retirement. For a further description of the Continuation Agreement, see "Compensation of Executive Officers and Directors - Executive Employee Salary Continuation Agreement." Additional retirement and other benefits provided to executive officers, are the same as those benefits provided to all employees of the Bank, including participation in the ESOP, the West Allis Savings Bank 401(k) Plan (in which Mr. Smessaert does not participate) and comprehensive health insurance, life insurance and short-term and long-term disability insurance.

     Under the ESOP, benefits may be payable upon death, retirement, early retirement, disability or separation from service. Benefits may be paid either
in shares of Common Stock or in cash.   In connection with the Conversion, the
ESOP borrowed funds from the Company to purchase 253,000 shares of Common Stock, and collateral for the loan is the Common Stock purchased by the ESOP. On March 15, 1998, the Bank contributed $162,172 to the ESOP and allocations of shares of Common Stock were based upon compensation paid to participants for the year ended December 31, 1997.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation paid to the President and Chief Executive Officer of the Company and the Bank, James D. Smessaert, during the fiscal year ended June 30, 1998 was consistent with the Company's overall executive compensation philosophy. Based upon the compensation philosophy of the Bank, Mr. Smessaert's base salary under his employment agreement was increased to $158,235 effective January 1, 1998. Bonus compensation paid to Mr. Smessaert for the fiscal year ended June 30, 1998 under the Incentive Plan totaled $76,066. In addition, Mr. Smessaert was granted options to purchase 6,000 shares of Common Stock under the Incentive Stock Option Plan during fiscal 1998.

                               PERFORMANCE GRAPH

     The following graph shows semi-annual comparisons of the Company's cumulative shareholder return on the Common Stock with (i) the cumulative total return on stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") Stock Market Index (for United States companies) and (ii) the cumulative total return on stocks included in the SNL Thrift Index, published by SNL Securities, Charlottesville, Virginia, commencing on December 30, 1993, the date the Common Stock was issued, through June 30, 1998. The cumulative returns set forth below for each index assume the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends were paid on such securities during the applicable comparison period.


               COMPARISON OF SEMI-ANNUAL CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, NASDAQ STOCK MARKET (U.S.) INDEX
                            AND SNL THRIFT INDEX(1)


                                    [GRAPH]

                                                                   PERIOD ENDING
                                         ---------------------------------------------------------------
           INDEX                         12/31/93    6/30/94    6/30/95    6/30/96    6/30/97    6/30/98
           ---------------------------------------------------------------------------------------------
           Hallmark Capital Corp.         100.00      116.87     130.11     144.56     206.01     269.85
           NASDAQ - Total US              100.00       91.32     121.89     156.50     190.29     251.37
           SNL Thrift Index               100.00      107.28     126.60     160.60     259.95     352.01

------------------

(1) Assumes $100.00 invested on December 30, 1993, and all dividends reinvested through the end of the Company's fiscal year on June 30, 1998. The Company did not pay dividends during the period from December 30, 1993 to June 30, 1998. The performance chart is based upon closing prices on the trading day specified, with the exception of the value of the Company's Common Stock on December 30, 1993 which is based upon the initial offering price of the Company's Common Stock of $4.00 per share (as adjusted to reflect the Company's 2-for-1 stock split in November 1997).

     The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement with any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

              INDEBTEDNESS OF MANAGEMENT AND CERTAIN TRANSACTIONS

     Current federal law requires that loans or extensions of credit to executive officers and directors must be made only (i) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features, or (ii) pursuant to benefit or compensation programs which are widely available to employees of the Bank and which do not give such executive officers and directors preference over other Bank employees. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors of the Bank.

     The Bank's policy provides that loans or extensions of credit to executive officers and directors will be made only in the ordinary course of business (i.e., on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features), or in accordance with the terms of nonpreferential benefit or compensation plans generally available to Bank employees. All loans since the enactment of current laws were made by the Bank in the ordinary course of business or pursuant to non-preferential benefit or compensation plans generally available to Bank employees.

     The Company and the Bank intend that all transactions in the future between the Company and the Bank and executive officers, directors, holders of 10% or more of the shares of any class of common stock of the Company and affiliates thereof, will be made only in the ordinary course of business or pursuant to nonpreferential benefit or compensation programs generally available to Bank employees.


                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the shares of Common Stock outstanding, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based upon review of the information provided to the Company, the Company believes that during the fiscal year ended June 30, 1998, officers, directors and greater than ten percent shareholders complied with all Section 16(a) filing requirements, with the exception of Mr. Arthur E. Thompson, who inadvertently failed to timely file a Form 4 with respect to the sale of 2,000 shares of Common Stock in May 1998, which subsequently was reported in August 1998.

               SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN 1999 PROXY MATERIALS

     Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the fifth annual meeting of the shareholders of the Company, which is scheduled to be held in October 1999, must be received at the principal executive offices of the Company, 7401 West Greenfield Avenue, West Allis, Wisconsin 53214, Attention: Peter A. Gilbert, Corporate Secretary, no later than May 21, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

     Nothing in this section shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1999 Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

ADVANCE NOTICE REQUIREMENT FOR ANY PROPOSAL OR NOMINATION TO BE RAISED BY A SHAREHOLDER

     Shareholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article VII of the Company's Articles of Incorporation. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed by first class United States mail, postage prepaid, to the principal executive offices of the Company not later than the close of business on the tenth day following the day on which notice of such annual meeting is first given to shareholders. A shareholder's notice must set forth certain information in accordance with Article VII of the Company's Articles of Incorporation. The advance notice must include the shareholder's name and address, as they appear on the Company's record of shareholders, the class and number of shares of the Company's Common Stock beneficially owned by such shareholder, a brief description of the proposed business, the reason for considering such business at the annual meeting and any material interest of the shareholder in the proposed business. In the case of nominations for elections to the Board of Directors, certain information regarding the nominee must be provided.

DISCRETIONARY VOTING OF 1999 PROXIES

     Effective June 29, 1998, the SEC amended Rule 14a-4(c) under the Exchange Act which governs a company's use of discretionary proxy voting authority with respect to shareholder proposals that are not being included in a company's proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. New Rule 14a-4(c)(1) provides that if a shareholder fails to notify the Company of such proposal at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the management proxies named in the form of proxy distributed in connection with the Company's proxy statement would be allowed to use their discretionary voting authority to address the proposal submitted by the shareholder, without discussion of the proposal in the proxy statement. Accordingly, if a shareholder who intends to present a proposal at the 1999 Annual Meeting does not notify the Company of such proposal on or prior to August 4, 1999, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 1999 proxy statement.

                        OTHER MATTERS WHICH MAY PROPERLY
                         COME BEFORE THE ANNUAL MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.



                                       BY ORDER OF THE BOARD OF DIRECTORS,




                                       /s/ Peter A. Gilbert
                                       --------------------------------------
West Allis, Wisconsin                  Peter A. Gilbert
September 25, 1998                     Executive Vice President and
                                       Corporate Secretary







WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

HALLMARK CAPITAL CORP.
7401 West Greenfield Avenue                                    REVOCABLE PROXY
West Allis, Wisconsin  53214


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HALLMARK CAPITAL
                                     CORP.
  FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 29,
                                      1998

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders (the "Annual Meeting") and the Proxy Statement and, revoking any proxy heretofore given, hereby constitutes and appoints Messrs. James D. Smessaert and Peter A. Gilbert, directors of Hallmark Capital Corp. (the "Company"), to represent and to vote, as designated below, all the shares of common stock, $1.00 par value per share ("Common Stock"), of the Company held of record by the undersigned on September 11, 1998, at the Annual Meeting which will be held on October 29, 1998, at 7:00 p.m., Milwaukee, Wisconsin time, at the Petit National Ice Center, 500 South 84th Street, West Allis, Wisconsin 53214, or any adjournments or postponements thereof.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the matters listed. If any other business is presented at the Annual Meeting, this proxy will be voted by the Board of Directors of the Company in their best judgment. At the present time, the Board of Directors of the Company knows of no other business to be presented at the Annual Meeting.


Please mark your votes as in this example: [X]










          \/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED \/



                  HALLMARK CAPITAL CORP. 1998 ANNUAL MEETING


                                                                               [  ] FOR all nominees    [ ] WITHHOLD AUTHORITY
1.  ELECTION OF DIRECTORS:    1- Peter A. Gilbert    2- Reginald M. Hislop, III     listed to the left      to vote for all nominees
                              3- Charles E. Rickheim                                (except as specified    listed to the left
                                                                                    below)
(Instructions: To withhold authority to vote for any indicated nominee, write  ____________________________________________________
the number(s) of the nominee(s) in the box provided to the right).
                                                                               ____________________________________________________

2.  Ratification of the appointment of KPMG Peat Marwick LLP as independent
    auditors of the Company for the fiscal year ending June 30, 1999.          [  ] FOR          [  ] AGAINST        [  ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Check appropriate box                       Date _________________________                     NO. OF SHARES
indicate changes below
Address Change? [ ]   Name Change? [ ]                                         ____________________________________________________




                                                                               ____________________________________________________
                                                                               SIGNATURE(S) IN BOX
                                                                               IMPORTANT: Please sign your name exactly as it
                                                                               appears hereon.  When signing as an attorney,
                                                                               administrator, agent, corporation, officer,
                                                                               executor,  trustee, guardian or similar position,
                                                                               please add your full title to your signature.  If
                                                                               shares of common stock are held jointly, each
                                                                               holder may sign but only one signature is required.